EXHIBIT 10.23

Regulation S Securities Purchase Agreement (“ Purchase Agreement”), effective as of  December ___, 2010,  between Bio-Bridge Science, Inc., a Delaware corporation (“Seller”), the address of which is located on the signature page hereto, and Anthony Hin Shun Cheung (a “Purchaser”), the address of which is located on the signature page hereto. The Seller and the Purchaser, intending to be bound and for good and valuable consideration, the receipt and sufficiency of which is acknowledged, agree as follows:

Certain definitions:

a.	The “Company” means Bio-Bridge Science, Inc., a Delaware corporation.

b.	“Purchaser” means each person or entity identified in the signature page.

c.
“Investment Units” means a investment unit which Purchaser intends to purchase, and each Investment Unit includes a single share of common stock of the Company and a four year purchase warrant to purchase 0.5 share of common stock of the Company with exercise price at $0.725 (“Class CA purchase warrant”) and a five year purchase warrant to purchase 0.5 share of the common stock of the Company with exercise price at $1.10 (“Class CB purchase warrant”).

d.	“Investment Unit Price” means a cash purchase price of $ 0.50 per Share.

e.	“Shares” means shares of common stock of the Company and “Share” means a single share of common stock of the Company.

ARTICLE I
PURCHASE, SALE AND TERMS OF SHARES

1.1
Purchase and Sale.  The Seller agrees to sell to the Purchaser in an offshore transaction negotiated outside the U.S. and to be consummated and closed outside the U.S. and, in consideration of and in express reliance upon the representations, warranties, covenants, terms and conditions of this Agreement, the Purchaser agrees to purchase, subject to the conditions hereinafter set forth, 600,000 units of the Investments Units of the Company (the “Investment Units”). The total investment amount is three hundred thousand ($300,000) (the “Purchase Price”). This is a binding, irrevocable commitment to purchase the Shares in an exempt transaction subject to Regulation S.

1.2	Deliveries.

a)	Upon execution of the investment agreement the Company shall deliver or cause to be delivered to each Purchaser the following:

A.	This Agreement duly executed by the Company;

B.	A document evidencing 600,000 shares of Common Stock, in the name of such Purchaser;

C.
One four year Warrant registered in the name of such Purchaser to purchase up to 600,000 shares of Common Stock for per share price at Exercise Price of Warrants at the Closing Date, with the Exercise Price equal to $0.725 ; and

D.
One five year Warrant registered in the name of such Purchaser to purchase up to 600,000 shares of Common Stock for per share price at Exercise Price of Warrants at the Closing Date, with the Exercise Price equal to $1.10.

b)	Upon execution of the investment agreement the Purchaser shall deliver or cause to be delivered to the Company the following:

A.	this Agreement duly executed by such Purchaser; and

B.	the Payment by wire transfer to the account as specified in writing by the Company or by writing a check to the Company

1.3	Representations by the Purchaser. The Purchaser represents and warrants to and agrees with the Seller as follows:

A.
Restricted Shares. The Purchaser understands and acknowledges that the Shares have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any other applicable securities laws, and the Shares may not be offered, sold or otherwise transferred except in compliance with the registration requirements of the Securities Act and any other applicable securities laws or pursuant to an exemption therefrom and in each case in compliance with the conditions for transfer set forth in paragraph (H) below.

B.
Access to Information. The Purchaser, in making the decision to purchase the Shares, has relied upon the representations and warranties contained in this Agreement as well as independent investigations made by it and/or its representatives, if any.  The Purchaser and/or its representatives during the course of this transaction, and prior to the purchase of any Shares, has had the opportunity to ask questions of and receive answers from the management of the Company concerning the business of the Company and to receive any additional information, documents, records and books relative to the business, assets, financial condition, results of operations and liabilities (contingent or otherwise) of the Company.  Purchaser has carefully reviewed all filings of the Company with the U.S. Securities and Exchange Commission (“SEC”).

C.
Sophistication and Knowledge. The Purchaser and/or its representatives has such knowledge and experience in financial and business matters that it can represent itself and is capable of evaluating the merits and risks of the purchase of the Investment Units.  The Purchaser is not relying on the Company with respect to the tax and other economic considerations of an investment in the Investment Units, and the Purchaser has relied on the advice of, or has consulted with, only the Purchaser's own advisor(s). The Purchaser represents that it has not been organized for the purpose of acquiring the Shares.

D.
Lack of Liquidity.  The Purchaser acknowledges that the purchase of the Shares involves a high degree of risk and further acknowledges that it can bear the economic risk of the purchase of the Shares, including the total loss of its investment.  The Purchaser acknowledges and understands that the Shares may not be sold to a U.S. Person (as hereinafter defined) or into the United States for a period of one (1) year from the date of purchase and that Purchaser has no present need for liquidity in connection with its purchase of the Shares.  Purchaser shall comply in all respects with US federal and state securities laws, particularly with respect to any resale of the Shares in any transaction subject to United States jurisdiction.

E.
No Public Solicitation.  The Purchaser is not subscribing for the Investment Units as a result of or subsequent to any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, or presented at any seminar or meeting, or any solicitation of a subscription by a person not previously known to the Purchaser in connection with investments in securities generally.  Neither the Company nor the Purchaser has engaged in any ‘Directed Selling Efforts in the U.S.’ as defined in Regulation S promulgated by the SEC pursuant to the Securities Act.

F.
Authority. The Purchaser has full right and power to enter into and perform pursuant to this Agreement and make an investment in the Company, and this Agreement constitutes the Purchaser’s valid and legally binding obligation, enforceable in accordance with its terms. The Purchaser is authorized and otherwise duly qualified to purchase and hold the Shares and to enter into this Agreement.

G.
Brokers or Finders.  No person has or will have, as a result of the transactions contemplated by this Agreement, any right, interest or valid claim against or upon the Seller for any commission, fee or other compensation as a finder or broker because of any act or omission by such Purchaser or its respective agents.

H.
Requirements for Transfer.  Purchaser agrees that it will not transfer the Shares, and the Company shall not be required to transfer the Shares prior to one year from the date such shares were fully paid for.  After the shares have been fully paid for, the Company shall not be required to transfer the Shares unless (i) the transferee certifies that he, she or it is not a U.S. Person, as defined in Regulation S, or the Shares are registered on an effective registration statement with the U.S Securities and Exchange Commission, if such transfer is requested prior to one year from the date the shares were fully paid for, and (ii) such transfer complies in all respects with all applicable U.S. federal and state securities laws.  Purchaser shall provide an opinion of counsel if requested.

I.
Compliance with Local Laws. Any resale of the Shares during the ‘distribution compliance period’ as defined in Rule 902(f) to Regulation S shall only be made in compliance with exemptions from registration afforded by Regulation S.  Further, any such sale of the Shares in any jurisdiction outside of the United States will be made in compliance with the securities laws of such jurisdiction.  Purchaser will not offer to sell or sell the Shares in any jurisdiction unless the Purchaser obtains all required consents, if any, and has complied with all applicable laws.

J.
Regulation S Exemption.  The Purchaser understands that the Shares are being offered and sold to it in reliance on an exemption from the registration requirements of United States federal and state securities laws under Regulation S promulgated under the Securities Act and that the Seller is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of the Purchaser set forth herein in order to determine the applicability of such exemptions and the suitability of the Purchaser to acquire the Shares.  In this regard, the Purchaser represents, warrants and agrees that:

a.
The Purchaser is not a U.S. Person (as defined below and as defined in Regulation S) and is not an affiliate (as defined in Rule 501(b) under the Securities Act) of the Company.  A U.S. Person includes any one of the following:

(i)	any natural person resident in the United States of America;

(ii)	any partnership or corporation organized or incorporated under the laws of the United States of America;

(iii)	any estate of which any executor or administrator is a U.S. person;

(iv)	any trust of which any trustee is a U.S. person;

(v)	any agency or branch of a foreign entity located in the United States of America;

(vi)	any non-discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of a U.S. person;

(vii)
any discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated or (if an individual) resident in the United States of America; and

(viii)	any partnership or corporation if:

(1)	organized or incorporated under the laws of any foreign jurisdiction; and

(2)
formed by a U.S. person principally for the purpose of investing in securities not registered under the Securities Act, unless it is organized or incorporated, and owned, by accredited investors (as defined in Rule 501(a) under the Securities Act) who are not natural persons, estates or trusts.

b.	At the time of the origination of contact concerning this Agreement and the date of the execution and delivery of this Agreement, the Purchaser was outside of the United States.

c.
The Purchaser will not, during the period commencing on the date of issuance of the Shares and ending on the first anniversary of such date, or such shorter period as may be permitted by Regulation S or other applicable securities law (the “Restricted Period”), offer, sell, pledge or otherwise transfer the shares in the United States, or to a U.S. Person for the account or for the benefit of a U.S. Person, or otherwise in a manner that is not in compliance with Regulation S, unless pursuant to a registration statement that has been declared effective under the Securities Act.

d.
The Purchaser will, after expiration of the Restricted Period, offer, sell, pledge or otherwise transfer the Shares only pursuant to registration under the Securities Act or an available exemption therefrom and, in accordance with all applicable federal, state and foreign securities laws.

e.
Neither the Purchaser nor any person acting on its behalf has engaged in, and prior to the expiration of the Restricted Period will engage in, any short selling of or any hedging transaction with respect to the Shares, including without limitation, any put, call or other option transaction, option writing or equity swap.

f.
Neither the Purchaser nor or any person acting on its behalf has engaged, nor will engage, in any directed selling efforts to a U.S. Person with respect to the Shares and the Purchaser and any person acting on its behalf have complied and will comply with the “offering restrictions” requirements of Regulation S under the Securities Act.

g.
The transactions contemplated by this Agreement have not been pre-arranged with a buyer located in the United States or with a U.S. Person, and are not part of a plan or scheme to evade the registration requirements of the Securities Act.

h.
Neither the Purchaser nor any person acting on its behalf has undertaken or carried out any activity for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States, its territories or possessions, for any of the Shares.  The Purchaser agrees not to cause any advertisement of the Shares to be published in any newspaper or periodical or posted in any public place and not to issue any circular relating to the Shares, except such advertisements that include the statements required by Regulation S under the Securities Act, and only offshore and not in the U.S. or its territories, and only in compliance with any federal, state and local applicable securities laws.

i.	Each certificate representing the Shares shall be endorsed with the following legends, in addition to any other legend required to be placed thereon by applicable federal or state securities laws:

(A)
“THE SHARES ARE BEING OFFERED TO INVESTORS WHO ARE NOT U.S. PERSONS (AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT OF 1933, AS AMENDED (“THE SECURITIES ACT”)) AND WITHOUT REGISTRATION WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT IN RELIANCE UPON REGULATION S PROMULGATED UNDER THE SECURITIES ACT.”

(B)
“TRANSFER OF THESE SHARES IS PROHIBITED, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S, PURSUANT TO REGISTRATION UNDER THE SUCURITIES ACT, OR PURSUANT TO AVAILABLE EXEMPTION FROM REGISTRATION. HEDGING TRANSACTIONS MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT.”

j.
The Purchaser consents to, and the Company shall, make a notation on its records and give instructions to any transfer agent of the Company in order to implement the restrictions on transfer of the Shares set forth in this Article 1.2.

ARTICLE II
REPRESENTATIONS AND WARRANTIES OF THE SELLER

The Seller represents and warrants to the Purchaser as follows, which representations and warranties shall be true and correct in all material respects on the effective date hereof:

2.1
Authorization. Seller has full legal right, power and capacity to enter into this Agreement and all other agreements, documents, instruments and certificates contemplated herein or related hereto (collectively the “Transaction Documents”) and perform its obligations hereunder and thereunder.  Upon execution and delivery of this Agreement by the parties hereto and thereto, this Agreement shall constitute the legal, valid and binding obligation of the Seller, enforceable against it in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditor rights generally and by general equitable principles.

2.2
Title. Upon delivery to Seller by Purchaser of the Purchase Price at the Closing, Seller will convey its Shares to Purchaser, and Purchaser will own and hold, good and marketable title to the Shares, free and clear of any and all liens or contractual restrictions or limitations whatsoever, other than as set forth herein.

2.3
Authorization. Seller has complied with all applicable material agreements, contracts, regulations and orders in connection with the execution, delivery and performance of this Agreement, and the transactions contemplated hereby and thereby.  No authorization, consent, approval, exemption or notice is required to be obtained by such Seller in connection with the execution, delivery, and performance of this Agreement and the transactions contemplated hereby.

ARTICLE III
MISCELLANEOUS

3.1
No Waiver; Cumulative Remedies.  No failure or delay on the part of any party to this Agreement in exercising any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy hereunder.  The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

3.2
Amendments, Waivers and Consents.  Any provision in the Agreement to the contrary notwithstanding, and except as hereinafter provided, changes in, termination or amendments of or additions to this Agreement may be made, and compliance with any covenant or provision set forth herein may be omitted or waived, if the Seller shall obtain consent thereto in writing from the Purchaser.  Any waiver or consent may be given subject to satisfaction of conditions stated therein and any waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

3.3
Addresses for Notices.  All notices, requests, demands and other communications provided for hereunder shall be in writing (including telegraphic communication) and mailed, telegraphed or delivered to each applicable party at the address set forth on the signature page hereto or at such other address as to which such party may inform the other parties in writing in compliance with the terms of this Article.  All such notices, requests, demands and other communications shall be considered to be effective when delivered.

3.4	Costs, Expenses and Taxes. All parties to bear their own expenses.

3.5
Effectiveness; Binding Effect; Assignment.  This Agreement shall be binding upon and inure to the benefit of the Seller, the Purchaser and their respective successors and assigns.  The Purchaser may assign all or any part of its rights and obligations hereunder to any person who acquires or sells any Shares owned by the Purchaser subject to the conditions of this Agreement.  Seller hereby consents to any such assignment provided the sale complies with the terms of ARTICLE I of this Agreement.

3.6
Prior Agreements.  The Transaction Documents executed and delivered in connection herewith constitute the entire agreement between the parties and supersede any prior understandings or agreements concerning the subject matter hereof.

3.7
Severability.  The provisions of the Transaction Documents are severable and, in the event that any court of competent jurisdiction shall determine that any one or more of the provisions or part of a provision contained therein shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision or part of a provision of such Transaction Document and the terms of the Shares shall be reformed and construed as if such invalid or illegal or unenforceable provision, or part of a provision, had never been contained herein, and such provisions or part reformed so that it would be valid, legal and enforceable to the maximum extent possible.

3.8	Governing Law; Venue.

A.
This Agreement shall be enforced, governed and construed in accordance with the laws the State of Delaware or federal securities law where applicable without giving effect to choice of laws principles or conflict of laws provisions. Any dispute arising out of this agreement shall be submitted to arbitration before a single arbitrator sitting in Chicago, Illinois, said arbitration to be conducted in accordance with the commercial rules of the American Arbitration Association.  Any discovery permitted by the arbitrator shall be conducted in accordance with the Federal Rules of Civil Procedure relating to the conduct of written and oral discovery.  Judgment may be entered upon the award of the arbitrator in any court of competent jurisdiction.  The arbitrator shall render his or her findings and award within 30 days of the completion of the hearing.  The award shall be in writing and shall state the reasons for the award.  The arbitrator may award costs and expenses at his or her discretion.

B.
Purchaser and the Seller hereby waive, and agree not to assert against each other, or any successor assignee thereof, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, (i) any claim that the Purchaser is not personally subject to the jurisdiction of the above-named courts, and (ii) to the extent permitted by applicable law, any claim that such suit, action or proceeding is brought in an inconvenient forum or that the venue of any such suit, action or proceeding is improper or that this Agreement may not be enforced in or by such courts.

3.9	Headings. Article, section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

3.10
Survival of Representations and Warranties.  All representations and warranties made in the Transaction Documents, the Shares, or any other instrument or document delivered in connection herewith or therewith, shall survive the execution and delivery hereof or thereof for a period of one year.

3.11
Counterparts.  This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Agreement by signing any such counterpart.

3.12
Further Assurances.  From and after the date of this Agreement, upon the request of the Purchaser or the Seller, the Seller and the Purchaser shall execute and deliver such instruments, documents and other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of the Transaction Documents and the Shares.

IN WITNESS WHEREOF, the parties hereto have caused this Stock Purchase Agreement to be executed as of the date first above written.

SELLER:	PURCHASER:

BIO-BRIDGE SCIENCE, INC.	Anthony Hin Shun Cheung

By: /s/ Dr. Liang Qiao	By: /s/ Anthony Hin Shun Cheung
Print Name: Dr. Liang Qiao	Print Name: Anthony Hin Shun Cheung

Title: CEO	Address: Flat J-N, 6/F., Valiant Industrial
Address: 1801 South Meyers Road, Suite 220	Centre, 2-12 Au Pui Wan Street, Fo Tan,
Oakbrook Terrace, Illinois 60181	Shatin, Hong Kong